Exhibit 23.1

We consent to the incorporation by reference in the Registration Statements (No s 333-53774 and 333-120640) on Form S-8 of Global Payments Inc. of our report dated 27 June 2008, with respect to the balance sheet of the HSBC Bank Plc Card Processing Division as of 31 December 2007 and the related income statement and cashflow statement for the year ended 31 December 2007, which report appears in the Form 8-K/A of Global Payments Inc, dated 30 June 2008.

/s/ KPMG Audit Plc

London, England

29 July 2008